Gary R. Henrie

Attorney at Law

Licensed in Nevada and Utah

P. O. Box 107                                                                                                                        Telephone:  309-313-5092

315 Kimball’s Garden Circle                                                                                          E-mail:  grhlaw@hotmail.com

Nauvoo, IL  62354

September 20, 2018

GB Sciences, Inc.

3550 W. Teco Avenue

Las Vegas, Nevada 89118

Re: GB Sciences, Inc., Registration Statement on Form S-1

Ladies and Gentlemen:

I have acted as securities counsel for GB Sciences, Inc., a Nevada corporation (the "Company"), for the purpose of issuing this opinion letter in connection with the registration statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to the offering of 55,016,312 shares of the Company’s common stock by selling stockholders that underlie warrants and 10,000,000 shares of the Company’s common stock to be issued in exchange for consulting services.

In rendering the opinion set forth below, I have reviewed: (a) the Registration Statement; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) a certificate signed by the President of the Company; and (e) such statutes, records and other documents as I have deemed relevant. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof and the truthfulness of statements set forth in such documents. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinions hereinafter expressed.

Based upon the foregoing, I am of the opinion that the 55,016,312 shares of common stock to be sold by the selling shareholders that they will receive upon the exercise of warrants and upon proper payment therefore and upon resolution by the board of directors directing the issuance thereof will be legally issued, fully paid and non-assessable and will remain legally issued, fully paid and non-assessable in the hands of any subsequent purchaser. I am further of the opinion that the 10,000,000 shares of common stock that consultants will receive upon the performance of consulting services and upon resolution by the board of directors directing the issuance thereof will be legally issued, fully paid and non-assessable and will remain legally issued, fully paid and non-assessable in the hands of any subsequent purchaser.  This opinion is based on Nevada general corporate law, all applicable Nevada statutory provisions and reported judicial decisions interpreting these laws.

Very truly yours,

/s/ Gary R. Henrie

_______________________________________

Gary R. Henrie, Esq.

Gary R. Henrie

Attorney at Law

Licensed and the States of Utah and Nevada

P. O. Box 107                                                                                                                        Telephone:  309-313-5092

315 Kimball’s Garden Circle                                                                                          E-mail:  grhlaw@hotmail.com

Nauvoo, IL  62354

I hereby consent to the use of my opinion in the body of the Registration Statement and as an Exhibit to the Registration Statement and to all references to myself under the caption Legal Matters in the Registration Statement.

Very truly yours,

/s/ Gary R. Henrie

_____________________________________

Gary R. Henrie, Esq.